Exhibit 99.2

HOVNANIAN ENTERPRISES, INC.	For Immediate Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Director of Investor Relations
	732-747-7800	732-747-7800
K. HOVNANIAN ENTERPRISES, INC. ANNOUNCES NEW SENIOR SECURED NOTES OFFERING
RED BANK, NJ, October 5, 2009 – Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”) announced today that its wholly owned subsidiary, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), plans to issue an aggregate principal amount of up to $775 million of senior secured notes due 2016 (the “Notes”) in a private placement. In conjunction with the closing of the Notes offering, K. Hovnanian expects to consummate its previously announced tender offers and consent solicitations (the “Tender Offers”) for its outstanding senior secured notes and certain series of senior unsecured notes and terminate its existing revolving credit facility and enter into certain letter of credit agreements.
The Notes and the guarantees thereof by the Company and certain of its subsidiaries will be secured on a first-priority lien basis on substantially all the assets owned by K. Hovnanian and the guarantors, subject to permitted liens and certain exceptions.
K. Hovnanian intends to use the net proceeds from the offering of the Notes together with cash on hand to fund the Tender Offers commenced pursuant to the Offer to Purchase and Consent Solicitation Statement dated September 21, 2009, as amended, and to pay related fees and expenses. Any excess proceeds will be used for additional debt repurchases from time to time and/or for general corporate purposes.
The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes may not be offered or sold within the United States or to U.S. persons, except to “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S. You are hereby notified that sellers of the Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. This announcement does not constitute an offer to sell or the solicitation of an offer to buy Notes in any jurisdiction in which such an offer or sale would be unlawful.
About Hovnanian Enterprises
Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Kentucky, Maryland, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Matzel & Mumford, Brighton Homes, Parkwood Builders, Town & Country Homes, Oster Homes, First Home Builders of Florida and CraftBuilt Homes. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.
Forward-Looking Statements
All statements in this press release that are not historical facts should be considered as “forward-looking statements”. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions, (2) adverse weather conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4)

changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company in order to satisfy the financing condition for the Tender Offers, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) operations through joint ventures with third parties, (14) product liability litigation and warranty claims, (15) successful identification and integration of acquisitions, (16) significant influence of the Company’s controlling stockholders, (17) geopolitical risks, terrorist acts and other acts of war and (18) other factors described in detail in the Company’s Annual Report on Form 10-K for the year ended October 31, 2008 and Quarterly Reports on Form 10-Q for the quarters ended January 31, 2009, April 30, 2009 and July 31, 2009. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.
SOURCE Hovnanian Enterprises, Inc.
October 5, 2009

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